UNITED STATES
                       SECURITIES AND EXCAHNGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 27, 2003
                                -----------------

                         Commission file Number 0-29711

                               SUBJEX CORPORATION

          Minnesota                                      41-1596056
   (State of incorporation)                   IRS Employer Identification number


                5720 Smetana Dr, Suite 325, Minnetonka, MN 55343
                             Phone  :  (952) 931-0501
                              Fax   :  (952) 931-0503


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    On October 27, 2003, Subjex Corporation (the "Company") received a letter of resignation dated October 22, 2003 from its independent public accountants. Callahan, Johnston & Associates, LLC ("Callahan")

    Callahan performed audits of the Company's financial statements as of and for the years ended December 31, 2002 and 2001. Their audit reports did not contain an adverse opinion or disclaimer of opinion; however, their audit reports for each of the years ended December 31, 2002 and 2001 were modified as to the uncertainty of the Company's ability to continue as a going concern.

    Their reports were not qualified or modified as to audit scope or accounting principles.

     During the years ended December 31, 2002 and 2001, and during the interim period from January 1, 2003 to October 27, 2003, there have been no disagreements between the Company and Callahan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Callahan, would have caused Callahan to make reference to the subject matter of such disagreements in their reports.

    During the years ended December 31, 2002 and 2001 and during the interim period from January 1, 2003 to October 27, 2003, Callahan has not advised the Company of any reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

    Callahan has furnished the Company with a letter to the SEC stating they agree with the above statements. The letter is attached hereto as Exhibit 16.

     The Company's Board of Directors has yet to select new independent public accountants for the Company.

ITEM 7.  EXHIBITS

Exhibit No.                      Description
-----------    -------------------------------------------------------

    16         Letter from Callahan, Johnston & Associates, LLC dated
               October 28, 2003



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SUBJEX CORPORATION.



Date: October 28, 2003                   By:     /s/ Andrew D. Hyder
                                             ------------------------------
                                             Andrew Hyder, President


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